EXHIBIT 32.01

CERTIFICATION

(PURSUANT TO RULE 13a-14(b))

The undersigned hereby certifies that (i) the Form 10-K filed by First Citizens BancShares, Inc. (the “Issuer”) for the year ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

January 8, 2010	/s/ Frank B. Holding, Jr.
Frank B. Holding, Jr.
Chief Executive Officer

January 8, 2010	/s/ Kenneth A. Black
Kenneth A. Black
Chief Financial Officer